Calculation of Filing Fee Tables
S-3
ALLIANCE ENTERTAINMENT HOLDING CORP
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.0001 per share, underlying Warrants	Other	9,970,090	$ 11.50	$ 114,656,035.00	0.0001381	$ 15,834.00
Fees to be Paid	2	Equity	Warrants to purchase shares of Class A common stock	Other	4,220,090		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 114,656,035.00		$ 15,834.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 15,834.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. Calculated pursuant to Rule 457(g) under the Securities Act based on the fixed conversion or exercise price of the security.

[2]	Pursuant to Rule 416(a) promulgated under the U.S. Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions. In accordance with Rule 457(i), the entire registration fee for the Private Warrants and Underwriter Warrants is allocated to the shares of Class A common stock underlying such Warrants, and no separate fee is payable for such Warrants.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	ALLIANCE ENTERTAINMENT HOLDING CORP	S-1	333-271219	04/12/2023		$ 12,571.62	Equity	Class A common stock, par value $0.0001 per share underlying Warrants	9,920,000	$ 114,080,000.00
Fee Offset Claims	2	ALLIANCE ENTERTAINMENT HOLDING CORP	S-1	333-271219	04/12/2023		$ 3,262.38	Equity	Class A common stock, par value $0.0001 per share	8,758,632	$ 29,604,176.16
Fee Offset Sources		ALLIANCE ENTERTAINMENT HOLDING CORP	S-1	333-271219		04/12/2023						$ 12,571.62
Fee Offset Sources		ALLIANCE ENTERTAINMENT HOLDING CORP	S-1	333-271219		04/12/2023						$ 17,917.13
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant paid a registration fee of $12,571.62 and $3,262.38, respectively, in connection with the registration of 9,920,000 shares of Class A common stock underlying Warrants and 8,758,632 shares of Class A common stock registered under the Registration Statement on Form S-1, initially filed on April 12, 2023 (File No. 333-271219) (as amended, the "Form S-1"), that remain unsold. The Form S-1 is no longer effective and all offerings of the unsold securities under the Form S-1 have been terminated. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $15,834.00.

[2]	The Registrant paid a registration fee of $12,571.62 and $3,262.38, respectively, in connection with the registration of 9,920,000 shares of Class A common stock underlying Warrants and 8,758,632 shares of Class A common stock registered under the Registration Statement on Form S-1, initially filed on April 12, 2023 (File No. 333-271219) (as amended, the "Form S-1"), that remain unsold. The Form S-1 is no longer effective and all offerings of the unsold securities under the Form S-1 have been terminated. In accordance with Rule 457(p) under the Securities Act, the total amount of the registration fee due upon the filing of this registration statement was offset by $15,834.00.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date